UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2012

Uranium Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, TX	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 219-3330

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⊠ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01           Regulation FD Disclosure.

On March 5, 2012, Uranium Resources, Inc., a Delaware corporation (“URI”) is hereby furnishing a copy of a slide presentation, entitled “U.S. Uranium Consolidation and Development” relating to the execution, among other transaction documents, of a definitive merger agreement on March 1, 2012, by and among URI, URI Merger Corporation, a Nevada corporation and wholly-owned subsidiary of URI (“Merger Sub”), and  Neutron Energy, Inc., a Nevada corporation (“Neutron”) under which Merger Sub will be merged with and into Neutron, with Neutron continuing as the surviving corporation and becoming a wholly-owned subsidiary of URI.  The slide presentation has been posted to URI’s website, and URI intends to present or distribute the presentation to various investors. The slide presentation is accessible on URI’s website at www.uraniumresources.com and is attached as Exhibit 99.1 hereto.  URI undertakes no obligation to update, supplement or amend the materials attached as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 8.01           Other Events.

To the extent required, the information included in Item 7.01 of this Form 8-K is hereby incorporated by reference into this Item 8.01.

Item 9.01           Financial Statements and Exhibits

(d)	Exhibits

	Exhibit 99.1:	Slide presentation, dated March 5, 2012, entitled “U.S. Uranium Consolidation and Development.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Uranium Resources, Inc.

Dated:	March 5, 2012	By:	/s/ Thomas H. Ehrlich

Name: Thomas H. Ehrlich
Title: Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 99.1:	Slide presentation, dated March 5, 2012, entitled “U.S. Uranium Consolidation and Development.”